Exhibit 23.2


                       INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Anthracite Capital, Inc. on Form S-4 of our report dated March 17, 2000, appearing in the Annual Report on Form 10-K of Anthracite Capital, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

New York, New York
March 29, 2000